Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Inpixon (the “Company”) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), we, Nadir Ali, Chief Executive Officer (Principal Executive Officer) and Wendy F. Loundermon, VP of Finance (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 28, 2019	/s/ Nadir Ali
Nadir Ali
Chief Executive Officer (Principal Executive Officer)

/s/ Wendy F. Loundermon
Wendy F. Loundermon
VP of Finance (Principal Financial and Accounting Officer)